UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 02, 2010

ANGELES PARTNERS X

(Exact name of Registrant as specified in its charter)

            California                0-10304                 95-3557899

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Angeles Partners X, a California limited partnership (the “Registrant”), owns a 99% interest in Carriage APX, a Michigan limited partnership (the “Partnership”).The Partnership owns Carriage Hills Apartments (“Carriage Hills”), a 143-unit apartment complex located in East Lansing, Michigan. As previously reported, on October 18, 2010 (the “Effective Date”), the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, DTN Development Group, Inc., a Michigan corporation, assigned to Carriage Hill Meridian, LLC, a Michigan limited liability company (the “Purchaser”), to sell Carriage Hills to the Purchaser for a total sales price of $7,100,000.

On December 2, 2010, the Partnership and the Purchaser entered into a Second Amendment to the Purchase and Sale Contract (the “Second Amendment”) pursuant to which the parties agreed that the Purchaser’s deadline to obtain financing would be extended from December 2, 2010 until December 23, 2010 and the Purchaser would deliver an additional deposit of $50,000.  The expected closing date of the transaction continues to be December 30, 2010.

This summary of the terms and conditions of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.28       Second Amendment to Purchase and Sale Contract between Carriage APX, a Michigan limited partnership and Carriage Hill Meridian, LLC, a Michigan limited liability company, dated December 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES PARTNERS X

By:  Angeles Realty Corporation

General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: December 7, 2010